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                                 Exhibit 24(b)
                     Power of Attorney of Director Gammill



     KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of The Guarantee Life Companies Inc., a Delaware corporation (the "Company"), hereby appoints each of Robert D. Bates, Richard A. Spellman and Paul D. Ochsner as his true and lawful attorney-in-fact to act for him and in his name and on his behalf, individually and as a director of the Company, to sign one or more Form 10-K Annual Reports and Form 10-Q Quarterly Reports and any amendments thereto and to file the same with the Securities and Exchange Commission and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as he could do personally.

     IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of June, 1997.




                                            /s/ Lee M. Gammill, Jr
                                            ---------------------------------
                                            Lee M. Gammill, Jr.

STATE OF NEW YORK         )
                          )  SS.
COUNTY OF NEW YORK        )


     The undersigned, being a notary public in and for the above county and state, does hereby state that before me appeared Lee M. Gammill, Jr., being personally known to me, who, being first duly sworn, did acknowledge that the foregoing Power of Attorney was executed by him and that such execution was his free act and deed.



                                            /s/ Dirk S. Levinsohn
                                            ---------------------------------
                                            Notary Public
My Commission Expires:

8/26/98                 (SEAL)
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